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                                   EXHIBIT 21
                              List of Subsidiaries

                                                  State of incorporation/
Subsidiary                                              organization
----------                                      --------------------------
RAIT General, Inc.                                       Maryland
RAIT Limited, Inc.                                       Maryland
RAIT Partnership, L.P.                                   Delaware
DP Associates, LLC                                       Maryland
OSEB GP, Inc.                                            Delaware
OSEB Associates                                          Pennsylvania
RAIT 54, Inc.                                            Delaware
RAIT Abbotts GP, Inc.                                    Delaware
RAIT Abbotts Limited Partnership                         Delaware
RAIT C Street Manager, Inc.                              Delaware
RAIT C Street Manager II, Inc.                           Delaware
RAIT Capital Corp.                                       Delaware
RAIT Executive Mews Manager I, Inc.                      Delaware
RAIT Executive Mews Manager II, Inc.                     Delaware
RAIT Executive Mews Manager III, Inc.                    Delaware
RAIT Rohrerstown, L.P.                                   Delaware
RAIT SLH, Inc.                                           Pennsylvania
RAIT SLH, L.P.                                           Pennsylvania
RAIT St. Ives Manager, Inc.                              Delaware
REM-Cherry Hill, LLC                                     New Jersey
REM-Willow Grove, Inc.                                   Pennsylvania
REM-Willow Grove, L.P.                                   Pennsylvania
Resource Properties XXXVII, Inc.                         Delaware
Resource Properties XLV, Inc.                            Delaware
SL Bonds, Inc.                                           Delaware
SLH Apartments, Inc.                                     Delaware
St. Ives GP, LLC                                         Delaware
St. Ives Owner, L.P.                                     Pennsylvania





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